UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2013

RADIATION THERAPY SERVICES

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 22, 2013, Radiation Therapy Services, Inc. (the “RTS”), a wholly owned subsidiary of Radiation Therapy Services Holdings, Inc. (the “Company”) entered into an Investment Agreement (the “Agreement”), by and among RTS and OnCure Holdings, Inc. (together with its subsidiaries, “OnCure”), pursuant to which RTS has agreed to acquire all of the shares of the reorganized OnCure upon effectiveness of its plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code in exchange for $42.5 million in cash (subject to working capital and certain expense adjustments) and the guarantee of the $82.5 million aggregate principal amount of OnCure’s amended 11.75% Senior Secured Notes due 2017 that will remain outstanding following OnCure’s emergence from bankruptcy (of which $7.5 million will be subject to escrow arrangements and released to holders upon satisfaction of certain conditions). In addition, OnCure’s secured noteholders have executed a restructuring support agreement, dated as of June 14, 2013, outlining their commitment to support the transactions contemplated by the Agreement.

The Agreement constitutes a lead or “stalking horse” bid in a sale process being conducted in conjunction with OnCure’s reorganization. OnCure and RTS have each made customary representations, warranties and covenants in the Agreement. Completion of the transaction, which is expected to occur prior to the end of October 2013, remains subject to competing offers, approval by the United States Bankruptcy Court and customary closing conditions. The foregoing summary description does not purport to be a complete statement of the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 8.01                             Other Events.

On June 24, 2013, the Company issued a press release announcing the signing of the agreement to acquire OnCure, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
2.1	Investment Agreement, dated as of June 22, 2013, among Radiation Therapy Services, Inc. and OnCure Holdings, Inc. *

99.1	Press Release, dated June 24, 2013.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES HOLDINGS, INC.

Date: June 26, 2013	By:	/s/ Bryan J. Carey
		Name:	Bryan J. Carey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Investment Agreement, dated as of June 22, 2013, among Radiation Therapy Services, Inc. and OnCure Holdings, Inc.*

99.1	Press Release, dated June 24, 2013.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.